Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Reports Fiscal 2009 Third Quarter Results

BERKELEY HEIGHTS, N.J., May 14, 2009 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, today announced financial results for the fiscal 2009 third quarter ended March 31, 2009.

Operating highlights for the third quarter of fiscal 2009:

•	Three new client agreements announced for Inscrybe Healthcare, including Total e-Medical, UroMed and SuperCare

•	Announced the termination of merger agreement with Parascript

•	Company repurchases 547,000 shares of common stock

•	Members of the management team and board of directors purchased approximately one million shares of common stock

“Our financial results in the third quarter of 2009 reflect further revenue growth and a lower net loss. These improved results are attributable to new and existing customers ramping up their usage of our Inscrybe Healthcare services and certain cost cutting measures implemented in 2008,” stated Ben Benjamin, President of Authentidate. “During the quarter we have seen positive results from our marketing efforts and announced three new client agreements, all of which are in the process of being implemented. We have also seen other clients expand their use of our services through the addition of new modules during the fiscal year.”

Mr. Benjamin continued, “During the fiscal third quarter we made significant progress with new initiatives, which we previously announced in early April. These initiatives include our arrangement with Nortel and our telehealth joint venture, ExpressMD. We anticipate revenue from the Nortel partnership to start soon and revenue from sales of ExpressMD’s system and services to start in the fourth quarter of fiscal 2009. These initiatives allow Inscrybe Healthcare to address new, large markets within the healthcare industry without requiring major investments in development.”

Total revenue for the three months ended March 31, 2009 was approximately $2,015,000 compared to $1,683,000 for the same period last year. These results reflect an increase of approximately 31% in U.S. revenues and approximately 13% from our German operations from new customers and increases in transaction volume. Compared to the second quarter of fiscal 2009, total revenues increased approximately 26% reflecting the timing of contract awards and an increase in transaction volume during the current quarter.

Net loss for the third quarter of fiscal 2009 decreased to $2,095,000, or $0.06 per share, compared to $3,119,000, or $0.09 per share, for the same period last year. The net loss for the prior year period includes approximately $492,000, or $0.01 per share, for accrued severance and professional service expenses.

Total revenue for the nine months ended March 31, 2009 increased 21% to approximately $5,309,000 compared to $4,392,000 for the same period last year. These results reflect an increase of approximately 33% in U.S. revenues and growth from our German operations of approximately 14%, reflecting the same trends as the quarter.

Net loss for the nine months ended March 31, 2009 decreased to $7,095,000, or $0.21 per share, compared to $13,178,000, or $0.38 per share, for the same period last year. The net loss for the current period includes the write-off of approximately $900,000, or $0.03 per share, of deferred deal expenses related to the termination of the Parascript merger. The prior year period includes approximately $3,870,000, or $0.11 per share, for incremental legal fees, accrued severance and professional service expenses.

As of March 31, 2009, the company’s cash and cash equivalents, and marketable securities totaled $9,173,000 and deferred revenue totaled $1,411,000.

“Although we cannot predict the revenue potential for our new Inscrybe customers or other business developments discussed above, we remain confident in the direction of the company as evidenced by the purchase in March, by certain members of the board of directors and management team, including myself, of 990,000 shares of the company’s common stock from a large shareholder. This was in addition to the company purchasing 547,000 shares from the same investor,” concluded Mr. Benjamin.

Conference Call

Management will host a conference call on Thursday, May 14, 2009, at 4:30 p.m. ET, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 562-3356 and the dial in number for international callers is (973) 582-2700. The access code for all callers is 96244632. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “IR Events & Presentations” link. Following the conclusion of the call, the webcast will remain on the company’s website for review within the fiscal year.

A dial-in replay of the call will be available through May 21, 2009. To access the replay, please dial (800) 642-1687 in the U.S. and (706) 645-9291 internationally, and then enter the access code 96244632.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (Saas) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. and Inscrybe is a trademark of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

(Tables follow)

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)	March 31, 2009 (unaudited)	June 30, 2008
Assets
Current assets
Cash and cash equivalents	$730	$4,493
Restricted cash	512	512
Marketable securities	8,443	6,375
Accounts receivable, net	1,029	1,287
Prepaid expenses and other current assets	1,142	671

Total current assets	11,856	13,338
Marketable securities	—	3,950
Property and equipment, net	666	1,014
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,347	2,533
Goodwill	7,341	7,341
Other assets	1,265	1,375
Assets held for sale	2,000	2,000

Total assets	$25,475	$31,551

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$1,977	$1,850
Deferred revenue	1,271	1,273
Other current liabilities	315	97

Total current liabilities	3,563	3,220
Long-term deferred revenue	140	140

Total liabilities	3,703	3,360

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,191 and 34,537 issued and outstanding on March 31, 2009 and June 30, 2008, respectively	34	35
Additional paid-in capital	165,994	165,681
Accumulated deficit	(144,153)	(137,006)
Accumulated other comprehensive loss	(106)	(522)

Total shareholders’ equity	21,772	28,191

Total liabilities and shareholders’ equity	$25,475	$31,551

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenues
Software licenses and support	$1,195	$1,059	$3,115	$2,740
Hosted software services	820	624	2,194	1,652

Total revenues	2,015	1,683	5,309	4,392

Operating expenses
Cost of revenues	915	623	2,261	1,614
Selling, general and administrative	2,511	3,475	8,284	13,721
Product development	380	623	1,189	2,317
Depreciation and amortization	417	430	1,121	1,228

Total operating expenses	4,223	5,151	12,855	18,880

Operating loss	(2,208)	(3,468)	(7,546)	(14,488)

Other income, net	113	349	451	1,310

Net loss	$(2,095)	$(3,119)	$(7,095)	$(13,178)

Basic and diluted loss per share	$(0.06)	$(0.09)	$(0.21)	$(0.38)

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